SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  NOVEMBER 20, 1997



                             CYBERGUARD CORPORATION
             (Exact name of registrant as specified in its charter)


         FLORIDA                   0-24544               65-0510339
(State or other jurisdiction     (Commission           (IRS Employer
    of incorporation              File Number)          Identification No.)


2000 WEST COMMERCIAL BOULEVARD, FORT LAUDERDALE, FLORIDA              33309
       (Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code:  (305) 958-3900






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ITEM 5.

CHANGE IN DATE OF ANNUAL MEETING

         The Registrant has determined to change the date of its annual meeting to January 29, 1997. The record date for shares entitled to vote at the meeting will be December 12, 1997. The Registrant anticipates mailing proxy materials on or about December 15, 1997.

APPOINTMENT OF TOMMY D. STEELE AS PRESIDENT AND CHIEF OPERATING OFFICER

         Effective November 10, 1997, the Registrant named Tommy D. Steele as President and Chief Operating Officer. Robert L. Carberry will retain the title of Chairman and Chief Executive Officer. Mr. Steele, Age 56, most recently served with Intergraph Corporation as president of the Intergraph Software Solutions business unit, where he managed the $400 million software business for the company. Intergraph Corporation, based in Huntsville, Alabama, is a leading supplier of interactive computer graphics systems. Prior to Intergraph, Steele held several software executive management positions during his 28-year tenure with IBM.

APPOINTMENT OF WILLIAM D. MURRAY AS VICE PRESIDENT FINANCE AND CHIEF FINANCIAL OFFICER

         Effective November 3, 1997, the Registrant appointed William D. Murray to the position of Vice President Finance and Chief Financial Officer of the Company. Mr. Murray succeeds Patrick O. Wheeler, the Company's former Vice President and Chief Financial Officer, who served as Acting Chief Financial Officer after his appointment in July 1997 to Vice President North American Sales. Mr. Murray, age 50, is the former Chief Financial Officer of Networks, Inc. (now Iancom), a Fort Lauderdale, Florida-based network consulting firm that Mr. Murray joined in 1993. Prior to that, from 1991 to 1993 he was Chief Operating Officer--U.S. Operations for Abrasive Industries. Mr. Murray has 27 years of experience as a financial executive and in public accounting including as a partner at Arthur Andersen & Company.










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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  November 20, 1997                     CYBERGUARD CORPORATION



                                             By:  /s/ WILLIAM D. MURRAY
                                                 -------------------------------
                                                 William D. Murray
                                                 Vice President Finance and
                                                  Chief Financial Officer






















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